UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________________________________________________________________________
FORM 8-K
____________________________________________________________________________________
CURRENT REPORT
Pursuant To Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 21, 2014
  ____________________________________________________________________________________
K2M GROUP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)____________________________________________________________________________________

DELAWARE	001-36443	27-2977810
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
751 Miller Drive, SE
Leesburg, Virginia 20175
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (703) 777-3155
Not Applicable
(Former Name or Former Address, if changed since last report)
  __________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
On October 21, 2014, subsidiaries of K2M Group Holdings, Inc. (“K2M” or the “Company”) entered into an amendment (the “Fourth Amendment”) to the Company’s senior secured credit facilities credit agreement, dated as of October 29, 2012 (as amended from time to time), by and among K2M Holdings, Inc. as the guarantor (“Guarantor”), K2M, Inc. and K2M UK Limited as the borrower (“Borrower”), and Silicon Valley Bank and Comerica Bank as lenders. The Fourth Amendment, among other things, extends the maturity date of the revolving credit facility to October 2015, increases the total revolving commitments from $30 million to $40 million and increases the letter of credit sub-facility from $1 million to $10 million. In addition, the Fourth Amendment removes the sub-facility provided by the Export-Import Bank of the United States, which had been a party to the prior loan agreements.
ABR loans under the revolving credit facility bear interest at a rate per annum equal to ABR, plus 0.75%. LIBOR loans under the revolving credit facility bear interest at a rate per annum equal to the greater of (i) LIBOR, plus 2.50% or (ii) 3.75%. The total obligations under the amended credit facility cannot exceed (i) the lesser of the total revolving commitment of $40 million or (ii) the borrowing base, which is calculated as (x) 85% of accounts receivable so long as certain of those accounts receivable do not exceed, in the aggregate, 50% of the borrowing base plus (y) 35% of the value of the eligible inventory provided that the contribution of the value of the eligible inventory not exceed the less of 40% of the borrowing base or $10 million. Borrowings under the revolving credit facility remain secured by a first priority lien on all of the Borrower’s personal property assets, including intellectual property.
The existing financial covenants were deleted in their entirety and replaced with a quick ratio financial covenant, calculated as the ratio of (i) the sum of all unrestricted cash and cash equivalents, accounts or accounts receivable and inventory (to the extent not in excess of 50% of the foregoing) to (ii) the consolidated liabilities plus outstanding letters of credit minus deferred revenue, which cannot exceed 1.20:1.00 on the last day of any month.
The revolving credit facility also continues to contain other restrictive covenants with which the Guarantor and/or Borrower must comply, including restrictive covenants which limit the ability to pay dividends on common stock and make certain investments. Basket sizes and thresholds applicable to the negative covenants have also been added and/or modified. Certain additional modifications to the revolving credit facility are consistent with K2M Group Holdings, Inc. becoming a public company in April 2014.
Capitalized terms not otherwise defined in this Form 8-K have the meanings provided in the Fourth Amendment.
The above summary is qualified in its entirety by reference to the full text of the Fourth Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.
Safe Harbor Disclosure
Certain statements made in this Form 8-K may constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are based on management’s expectations, estimates, projections, and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the section entitled “Risk Factors” in our prospectus dated May 7, 2014, filed with the SEC pursuant to Rule 424(b) of the Securities Act on May 9, 2014 as such factors may be updated from time to time in our periodic filings with the SEC which are accessible on the SEC's website at www.sec.gov.

Exhibit No.    Description

10.1
Fourth Amendment to Credit Agreement entered into as of October 21, 2014, by and among K2M Holdings, Inc., K2M, Inc. and K2M UK Limited, as borrowers, the several banks and other financial institutions or entities party thereto, Silicon Valley Bank, as the Issuing Lender and the Swingline Lender, and Silicon Valley Bank, as administrative agent and collateral agent for the lenders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

K2M GROUP HOLDINGS, INC.

Date:	October 24, 2014	By:	/s/ GREGORY S. COLE
		Name:	Gregory S. Cole
		Title:	Chief Financial Officer

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